EXHIBIT 10.52

FORM OF AGREEMENT TO AMEND THE EQUITY DYNAMICS WARRANTS

This AGREEMENT TO AMEND (this “Agreement”) is entered into as of June 8, 2011 by and between CNS Response, Inc., a Delaware corporation (the “Company”) and the undersigned holders (“Undersigned Holders”), as the holders of Equity Dynamics Warrants (as defined below) to purchase the number of common stock, par value $0.001 per share (the “Common Stock”), of the Company, set forth opposite each such holder's name below.

WHEREAS, the Company issued warrants to staff members of Equity Dynamics for consulting and support services in assisting the company with its various fund raising activities.  Such warrants were awarded pursuant to a Board resolution on July 5, 2010 and are referred to herein as the “Equity Dynamics Warrants.”

WHEREAS, the Company proposes to issue shares of Common Stock in a registered public offering in Canada and the United States, in connection with which it has filed a registration statement on Form S-1 (File No. 333-173934) with the Securities and Exchange Commission (“SEC”)(the "Offering");

WHEREAS, in order to obtain the listing of shares of Common Stock on a securities exchange in connection with the Offering, the Company has been requested to solicit the amendments specified below.

NOW, THEREFORE, the Company and the Undersigned Holders agree as follows:

1.           Each Undersigned consents to the registration of the issuance of the shares in the Offering.

2.           a. The Undersigned Holders hereby irrevocably agree and consent to the amendment of their Equity Dynamics Warrant(s), as set forth in Exhibit A hereto, and the Company hereby agrees and consents to such amendment.  Such amendment shall be self-actuating in connection with the consummation of an Offering that yields the gross proceeds and involves the listing specified in Exhibit A hereto (such Offering, a “Qualified Offering”), i.e., such amendment shall be effective immediately preceding the Qualified Offering without any further action by the Company or the Undersigned Holders irrespective of whether the certificates evidencing the Equity Dynamics Warrants are delivered to the Company.

b.  Simultaneously with the execution of this Agreement, each Undersigned Holder is delivering a duly executed Amendment to Warrant to Purchase Shares, the form of which is attached hereto as Exhibit A, to the Company, which shall be irrevocable and which shall be effective immediately preceding the consummation of the Qualified Offering as specified in Section 2.a. above and Exhibit A hereto.

3.           In the event the Qualified Offering has not closed on or prior to July 4, 2012 this Agreement to Amend shall be null and void without further action of the Company or the Undersigned Holders.

4.           THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF DELAWARE.

5.           This Agreement may only be amended by written agreement of each of the parties hereto expressly stating that such instrument is intended to modify, amend or supplement this Agreement.

6.           An Undersigned Holder may only assign this Agreement with the written consent of the Company.  The Company may freely assign this Agreement without the consent of any other party.  Any assignment of this Agreement in violation of this Section is null and void.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.           No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

8.           This Agreement (including Exhibit A hereto) contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto.  In the event of a conflict between the terms of this Agreement, on the one hand, and the terms of the Equity Dynamics Warrants, on the other hand, the terms of this Agreement shall prevail and control.

9.           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Undersigned Holders and their respective successors, assigns, heirs and personal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS Response, Inc.

By:
Name: Paul Buck
Title: Chief Financial Officer

[Signature Page to Agreement to Amend]

Holders of Equity Dynamics Warrants:

[Signature Page to Agreement to Amend]

Exhibit A

CNS RESPONSE, INC. (the “Company”)

Irrevocable Consent to Amend Warrant to Purchase Shares
issued pursuant to a Board resolution dated July 5, 2010 to staff members of Equity Dynamics for consulting and support services provided to the Company in association with its fund-raising activities.

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a warrant to purchase ________________ fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Company (the “Equity Dynamics Warrant”), pursuant to the agreement specified above.

In accordance with and pursuant to the Agreement to Amend the Equity Dynamics Warrants, the Holder hereby agrees and consents to amend the Equity Dynamics Warrant as specified below, with such amendment being “self-actuating” in connection with the consummation of a registered public offering in Canada and the United States for which the Company has filed a registration statement on Form S-1 (File No. 333-173934) with the Securities and Exchange Commission if such offering yields gross proceeds of at least $10 million and if such offering includes a listing of shares of common stock of the Company on the TSX Venture Exchange (“TSXV”) (such offering, a “Qualified Offering”). “Self-actuating” shall mean that such amendment shall be effective immediately preceding the Qualified Offering without any further action by the Company or the undersigned irrespective of whether the certificate evidencing the Equity Dynamics Warrant being amended is delivered to the Company.

Whereas the Holder’s current Equity Dynamics Warrant has an expiration date of July 4, 2017 and the TSXV prohibits the Company from having warrants outstanding with exercise periods longer than five (5) years from the date of the Qualified Offering, the Holder hereby agrees to amend the Equity Dynamics Warrant, subject to the conditions listed in the preceding paragraph, such that the expiration date shall be  the date that is the fifth anniversary of the date that the shares of the Company’s common stock are listed on the TSXV.  By way of example, if and only if such listing date is August 15, 2011, the corresponding expiration date of the Equity Dynamics Warrant would be August 15, 2016.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend on the date written below.

WARRANTHOLDER:

Name:

By:
Name:
Title:

Date:________________

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